Exhibit 99.1

551 Fifth Avenue Suite 300 New York, NY 10176
PRESS RELEASE

Contact:
Investors & Analysts:	David Farwell	Media:	Tony Mitchell
	(212) 297-9792		(212) 297-9828
	dfarwell@abm.com		tony.mitchell@abm.com
ABM INDUSTRIES ANNOUNCES THIRD QUARTER 2011 FINANCIAL RESULTS
AND DECLARES QUARTERLY DIVIDEND
Revenues Increase 24% Driven by Acquired Companies
Weaker Economy Impacts Outlook

	Three Months Ended			Nine Months Ended
(in millions,	July 31,		Increase	July 31,		Increase
except per share data)	2011	2010	(Decrease)	2011	2010	(Decrease)

Revenues	$1,076.2	$869.0	23.8%	$3,165.5	$2,594.4	22.0%

Net cash provided by continuing operating activities	$51.0	$35.2	44.9%	$82.6	$73.0	13.1%

Income from continuing operations	$27.9	$21.0	33.1%	$50.5	$42.4	19.1%

Income from continuing operations per diluted share	$0.51	$0.40	27.5%	$0.93	$0.80	16.3%

Net income	$27.9	$21.0	33.0%	$50.5	$42.3	19.2%

Net income per diluted share	$0.51	$0.40	27.5%	$0.93	$0.80	16.3%

Adjusted income from continuing operations	$27.9	$22.0	27.0%	$54.6	$47.9	13.9%

Adjusted income from continuing operations per diluted share	$0.51	$0.42	21.4%	$1.01	$0.91	11.0%

Adjusted EBITDA	$54.9	$45.9	19.7%	$132.7	$108.0	22.9%
(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted Income from Continuing Operations”, and “Adjusted Income from Continuing Operations per Diluted Share” (or “Adjusted EPS”). Refer to the accompanying financial tables for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)

NEW YORK, NY — September 8, 2011 — ABM Industries Incorporated (NYSE:ABM) today announced revenues for the third quarter of fiscal year 2011 of $1.08 billion, a 23.8% increase compared to third quarter of fiscal year 2010 revenues of $869.0 million. Income from continuing operations for the third quarter of fiscal year 2011 was $27.9 million, a 33.1% increase from $21.0 million in the third quarter of fiscal year 2010. Income from continuing operations per diluted share for the third quarter of fiscal year 2011 increased 27.5% to $0.51 compared to income from continuing operations per diluted share of $0.40 in the third quarter of fiscal year 2010. Income from continuing operations increased primarily as a result of a $4.7 million after-tax increase in Divisional operating profit, driven by the companies acquired in calendar 2010, $4.7 million related to a re-measurement of certain unrecognized tax benefits and $1.5 million after-tax from settling a dispute related to an acquisition. This year-over-year increase in income from continuing operations was partially offset by higher share-based compensation expense of $2.2 million after-tax and a $1.9 million after-tax increase in interest expense compared to the year-ago quarter.
“Our Divisions once again generated quarterly revenues exceeding $1 billion, driven by the companies we acquired last year, and including slight organic growth,” said Henrik Slipsager, president and chief executive officer, ABM Industries. “All four Divisions produced higher revenues year-over-year, consistent with prior quarters in the 2011 fiscal year. The higher revenues helped the Divisions’ combined operating profit, excluding corporate, increase 15% to more than $60.0 million. Janitorial operating profit increased 4.6%, despite year-over-year increases in fuel costs and state unemployment insurance expenses. Our Engineering and Parking segments generated double digit growth. Engineering profits were up 61.5%, reflecting the contribution from the Linc operations we acquired in the first quarter of the current fiscal year. Parking achieved year-over-year growth of 23.1%, primarily related to operating profit associated with lots acquired in the L&R acquisition. Even as we produced higher revenues and profit in the quarter, we also saw clear signs that the current slow to no growth economy is causing clients to take additional cost containment measures, leading to further price reductions in an already compressed market. This erosion, combined with the shift in revenues from delayed federal appropriations, impacts our view of the fourth quarter.”
“In the third quarter, net income and adjusted income from continuing operations both increased to nearly $28 million and $0.51 per diluted share as items impacting comparability did not significantly influence the quarter’s results. As noted, our results included the $4.7 million related to a re-measurement of certain unrecognized tax benefits compared to the year-ago quarter, partially offset by the $2.2 million after-tax increase in share-based compensation expense. Adjusted EBIDTA increased to $54.9 million, up nearly 20%, and our adjusted EBITDA margin increased sequentially 114 basis points to 5.1%. We grew our cash from continuing operations, increasing nearly 45% to $51.0 million, compared to the third quarter of fiscal year 2010.”
Excluding items impacting comparability, adjusted income from continuing operations was $27.9 million, or $0.51 per diluted share, for the third quarter of fiscal year 2011. This compares to adjusted income from continuing operations of $22.0 million, or $0.42 per diluted share, in the third quarter of fiscal year 2010.
The Company’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and excluding discontinued operations and items impacting comparability) for the third quarter of fiscal year 2011 was $54.9 million, a 19.7% increase compared to $45.9 million in the third quarter of fiscal year 2010.
Net cash from continuing operations was $51.0 million in the third quarter of fiscal year 2011, a 44.9% increase compared to $35.2 million in the third quarter of fiscal year 2010.

The Company reported revenues for the nine months ended July 31, 2011 of $3.17 billion, driven by the companies acquired in calendar 2010, a 22.0% increase compared to year-ago revenues of $2.59 billion. Income from continuing operations for the first nine months of fiscal year 2011 was $50.5 million, or $0.93 per diluted share, compared to $42.4 million, or $0.80 per diluted share, for the first nine months of fiscal year 2010. Adjusted income from continuing operations for the first nine months of fiscal year 2011 was $54.6 million, or $1.01 per diluted share, compared to $47.9 million, or $0.91 per diluted share, for the first nine months of fiscal year 2010. Adjusted EBITDA for the first nine months of fiscal year 2011 was $132.7 million, a 22.9% increase compared to $108.0 million for the first nine months of fiscal year 2010. Net cash from continuing operation increased to $82.6 million for the first nine months of fiscal year 2011, a 13.1% increase compared to $73.0 million for the first nine months of fiscal year 2010.
The Company also announced that the Board of Directors has declared a fourth quarter cash dividend of $0.14 per common share payable on November 7, 2011 to stockholders of record on October 6, 2011. This will be ABM’s 182nd consecutive quarterly cash dividend.
Guidance
Slipsager concluded: “Through the first two quarters, our performance was essentially in line with our expectations. During the third quarter, it became clear that the U.S. economy will be weaker than anticipated, impacting our clients and resulting in further price compression, particularly in our Janitorial business. Further, as we have previously discussed, the delay in passing federal appropriations had an adverse impact on the timing of awarding contracts to Linc Government Services, which we expect to shift the start of projects from fiscal year 2011 to fiscal year 2012. Taken together, along with higher unemployment insurance expense and fuel and related costs, we are lowering our expectations for the fourth quarter.”
The Company now estimates that income from continuing operations per diluted share for the full 2011 fiscal year will be in the lower end of the range of $1.23 to $1.33 and is revising the range for adjusted income from continuing operations per diluted share, for the same period, to $1.32 to $1.42.
Earnings Webcast
On Friday, September 9, 2011, at 9:00 a.m. (EDT), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik Slipsager and Executive Vice President and Chief Financial Officer James Lusk.
The webcast will be accessible at: http://investor.abm.com/eventdetail.cfm?eventid=101716
Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of 90 days.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 877-664-7395 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 855-859-2056 and then entering ID #94700142.
Earnings Webcast Presentation
In connection with the webcast to discuss earnings (see above), a slide presentation related to earnings and operations will be available at the Company’s website at www.abm.com and can be accessed through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.
About ABM Industries Incorporated
ABM Industries Incorporated (NYSE:ABM), which operates through its subsidiaries (collectively “ABM”), is a leading provider of integrated facility services. With fiscal 2010 revenues of approximately $3.5 billion and nearly 100,000 employees, ABM provides commercial cleaning and maintenance, facility engineering, energy efficiency, parking and security services for thousands of commercial, industrial, government and retail clients across the United States and various international locations. ABM’s business services include ABM Janitorial Services, ABM Facility Services, ABM Engineering Services, Ampco System Parking and ABM Security Services. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These factors include but are not limited to the following: (1) risks relating to our acquisition of Linc, including risks relating to reductions in government spending on outsourced services as well as payment delays, may adversely affect a significant portion of revenues generated by government contracts, and political and compliance risks, both domestically and abroad, may adversely impact our operations; (2) our acquisition strategy may adversely impact our results of operations; (3) intense competition can constrain our ability to gain business, as well as our profitability; (4) we are subject to volatility associated with high deductibles for certain insurable risks; (5) an increase in costs that we cannot pass on to clients could affect our profitability; (6) we provide our services pursuant to agreements which are generally cancelable by either party upon 30 to 90 days’ notice; (7) our success depends on our ability to preserve our long-term relationships with clients; (8) we incur significant accounting and other control costs that reduce profitability; (9) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (10) deterioration in economic conditions in general could further reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (11) financial difficulties or bankruptcy of one or more of our major clients could adversely affect results; (12) we are subject to risks relating to foreign currency fluctuations and foreign exchange exposure; (13) our ability to operate and pay our debt obligations depends upon our access to cash; (14) because we conduct our business through operating subsidiaries, we depend on those entities to generate the funds necessary to meet financial obligations; (15) that portion of our revenues which are generated from international operations are subject to political risks and changes in socio-economic conditions, laws and regulations, including labor, monetary and fiscal policies, which could negatively impact our ability to operate and grow our business in the international arena; (16) future declines or fluctuations in the fair value of our investments in auction rate securities that are deemed other-than-temporarily impaired could negatively impact our earnings; (17) uncertainty in the credit markets may negatively impact our costs of borrowings, our ability to collect receivables on a timely basis, and our cash flow; (18) any future increase in the level of debt or in interest rates can affect our results of operations; (19) an impairment charge could have a material adverse effect on our financial condition and results of operations; (20) we are defendants in several class and representative actions or other lawsuits alleging various claims that could cause us to incur substantial liabilities; (21) since we are an attractive employer for recent émigrés to this country and many of our jobs are filled by such, changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations and financial results as well as our reputation; (22) labor disputes could lead to loss of revenues or expense variations; (23) federal health care reform legislation may adversely affect our business and results of operations; (24) we participate in multi-employer defined benefit plans that could result in substantial liabilities being incurred; and (25) natural disasters or acts of terrorism could disrupt our services.
Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2010 and in other reports the Company files from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information
To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations, as adjusted for items impacting comparability, for the third quarter of fiscal years 2011 and 2010. The Company also presents guidance for fiscal year 2011, as adjusted. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends and ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the third quarter of fiscal years 2011 and 2010. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
###

Financial Schedules
ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended July 31,		Increase
(In thousands, except per share data)	2011	2010	(Decrease)

Revenues	$1,076,247	$869,029	23.8%
Expenses
Operating	952,844	776,224	22.8%
Selling, general and administrative	76,356	54,697	39.6%
Amortization of intangible assets	6,314	2,782	127.0%

Total expenses	1,035,514	833,703	24.2%

Operating profit	40,733	35,326	15.3%
Income from unconsolidated affiliates, net	1,166	—	NM *

Interest expense	(4,114)	(1,149)	258.1%

Income from continuing operations before income taxes	37,785	34,177	10.6%
Provision for income taxes	(9,874)	(13,204)	(25.2)%

Income from continuing operations	27,911	20,973	33.1%
Loss from discontinued operations, net of taxes	(36)	(10)	NM *

Net Income	$27,875	$20,963	33.0%

Net Income Per Common Share — Basic
Income from continuing operations	$0.52	$0.40	30.0%
Loss from discontinued operations	—	—	NM *

Net Income	$0.52	$0.40	30.0%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.51	$0.40	27.5%
Loss from discontinued operations	—	—	NM *

Net Income	$0.51	$0.40	27.5%

* Not Meaningful

Average Common And Common Equivalent Shares
Basic	53,207	52,149
Diluted	54,201	52,996

Dividends Declared Per Common Share	$0.140	$0.135

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Nine Months Ended July 31,		Increase
(In thousands, except per share data)	2011	2010	(Decrease)

Revenues	$3,165,499	$2,594,374	22.0%
Expenses
Operating	2,821,672	2,330,299	21.1%
Selling, general and administrative	242,406	182,743	32.6%
Amortization of intangible assets	17,273	8,251	109.3%

Total expenses	3,081,351	2,521,293	22.2%

Operating profit	84,148	73,081	15.1%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	—	(114)	NM *
Impairments recognized in other comprehensive income	—	(13)	NM *
Income from unconsolidated affiliates, net	2,785	—	NM *
Interest expense	(12,477)	(3,541)	252.4%

Income from continuing operations before income taxes	74,456	69,413	7.3%
Provision for income taxes	(23,940)	(26,981)	(11.3)%

Income from continuing operations	50,516	42,432	19.1%
Loss from discontinued operations, net of taxes	(60)	(117)	NM *

Net Income	$50,456	$42,315	19.2%

Net Income Per Common Share — Basic
Income from continuing operations	$0.95	$0.81	17.3%
Loss from discontinued operations	—	—	NM *

Net Income	$0.95	$0.81	17.3%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.93	$0.80	16.3%
Loss from discontinued operations	—	—	NM *

Net Income	$0.93	$0.80	16.3%

* Not Meaningful

Average Common And Common Equivalent Shares
Basic	53,051	51,992
Diluted	54,084	52,754

Dividends Declared Per Common Share	$0.420	$0.405

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended July 31,
(In thousands)	2011	2010
Net cash provided by continuing operating activities	51,028	35,219
Net cash provided by discontinued operating activities	631	748

Net cash provided by operating activities	$51,659	$35,967

Net cash (used in) investing activities	$(4,840)	$(36,193)

Proceeds from exercises of stock options (including income tax benefit)	1,788	3,121
Dividends paid	(7,444)	(7,037)
Borrowings from line of credit	179,000	69,500
Repayment of borrowings from line of credit	(210,000)	(64,500)
Changes in book cash overdrafts	6,160	11,101

Net cash (used in) provided by financing activities	$(30,496)	$12,185

	Nine Months Ended July 31,
(In thousands)	2011	2010
Net cash provided by continuing operating activities	82,552	72,959
Net cash provided by discontinued operating activities	2,285	7,331

Net cash provided by operating activities	$84,837	$80,290

Acquisition of Linc (net of cash acquired)	(290,253)	—
Other investing	(12,312)	(47,932)

Net cash used in investing activities	$(302,565)	$(47,932)

Proceeds from exercises of stock options (including income tax benefit)	9,519	6,166
Dividends paid	(22,278)	(21,051)
Deferred financing costs paid	(4,991)	—
Borrowings from line of credit	740,500	298,500
Repayment of borrowings from line of credit	(516,000)	(321,000)
Changes in book cash overdrafts	11,146	3,776

Net cash provided by (used in) financing activities	217,896	$(33,609)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	July 31,	October 31,
(In thousands)	2011	2010

Assets
Cash and cash equivalents	$39,614	$39,446
Trade accounts receivable, net	565,267	450,513
Prepaid income taxes	4,187	1,498
Current assets of discontinued operations	2,954	4,260
Prepaid expenses	46,615	41,306
Notes receivable and other	56,923	20,402
Deferred income taxes, net	40,256	46,193
Insurance recoverables	9,240	5,138

Total current assets	765,056	608,756

Non-current assets of discontinued operations	322	1,392
Insurance deposits	35,860	36,164
Other investments and long-term receivables	3,273	4,445
Deferred income taxes, net	42,479	51,068
Insurance recoverables	61,557	70,960
Other assets	43,223	37,869
Investments in auction rate securities	15,148	20,171
Investments in unconsolidated affiliates, net	15,911	—
Property, plant and equipment, net	62,055	58,088
Other intangible assets, net	135,119	65,774
Goodwill	746,832	593,983

Total assets	$1,926,835	$1,548,670

Liabilities
Trade accounts payable	$129,076	$78,928
Accrued liabilities
Compensation	98,499	89,063
Taxes — other than income	20,141	17,663
Insurance claims	79,316	77,101
Other	114,549	70,119
Income taxes payable	728	977

Total current liabilities	442,309	333,851

Income taxes payable	33,791	29,455
Line of credit	365,000	140,500
Retirement plans and other	39,134	34,626
Insurance claims	262,463	271,213

Total liabilities	1,142,697	809,645

Stockholders’ Equity	784,138	739,025

Total liabilities and stockholders’ equity	$1,926,835	$1,548,670

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended July 31,		Increase
(In thousands)	2011	2010	(Decrease)
Revenues
Janitorial	$598,697	$575,204	4.1%
Engineering	236,213	94,383	150.3%
Parking	153,323	114,222	34.2%
Security	87,736	84,900	3.3%
Corporate	278	320	(13.1)%

	$1,076,247	$869,029	23.8%

Operating Profit
Janitorial	$40,144	$38,380	4.6%
Engineering	9,878	6,118	61.5%
Parking	7,171	5,823	23.1%
Security	2,813	2,026	38.8%
Corporate	(19,273)	(17,021)	(13.2)%

Operating profit	40,733	35,326	15.3%
Income from unconsolidated affiliates, net	1,166	—	NM *
Interest expense	(4,114)	(1,149)	258.1%

Income from continuing operations before income taxes	$37,785	$34,177	10.6%

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Nine Months Ended July 31,		Increase
(In thousands)	2011	2010	(Decrease)
Revenues
Janitorial	$1,783,557	$1,717,537	3.8%
Engineering	658,058	285,716	130.3%
Parking	462,316	340,813	35.7%
Security	260,630	249,209	4.6%
Corporate	938	1,099	(14.6)%

	$3,165,499	$2,594,374	22.0%

Operating Profit
Janitorial	$104,942	$101,040	3.9%
Engineering	24,170	16,415	47.2%
Parking	16,799	16,033	4.8%
Security	5,011	4,313	16.2%
Corporate	(66,774)	(64,720)	(3.2)%
Operating profit	84,148	73,081	15.1%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	—	(114)	NM *
Impairments recognized in other comprehensive income	—	(13)	NM *
Income from unconsolidated affiliates, net	2,785	—	NM *
Interest expense	(12,477)	(3,541)	252.4%

Income from continuing operations before income taxes	$74,456	$69,413	7.3%

*	Not Meaningful

ABM Industries Incorporated and Subsidiaries
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(in thousands, except per share data)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2011	2010	2011	2010

Reconciliation of Adjusted Income from Continuing Operations to Net Income

Adjusted income from continuing operations	$27,882	$21,952	$54,585	$47,917
Items impacting comparability, net of taxes	29	(979)	(4,069)	(5,485)

Income from continuing operations	27,911	20,973	50,516	42,432

Loss from discontinued operations	(36)	(10)	(60)	(117)

Net income	$27,875	$20,963	$50,456	$42,315

Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations

Adjusted income from continuing operations	$27,882	$21,952	$54,585	$47,917

Items impacting comparability:

Linc purchase accounting	(140)	—	(838)	—
Corporate initiatives and other (a)	(328)	—	(328)	(1,869)
Insurance adjustment	(1,079)	—	(1,079)	—
Litigation and other settlements	1,967	(1,006)	1,047	(5,406)
Acquisition costs	(385)	(552)	(5,312)	(1,658)

Total items impacting comparability	35	(1,558)	(6,510)	(8,933)
Income taxes (expense) benefit	(6)	579	2,441	3,448

Items impacting comparability, net of taxes	29	(979)	(4,069)	(5,485)

Income from continuing operations	$27,911	$20,973	$50,516	$42,432

Reconciliation of Adjusted EBITDA to Net Income

Adjusted EBITDA	$54,937	$45,912	$132,684	$107,959

Items impacting comparability	35	(1,558)	(6,510)	(8,933)
Discontinued operations	(36)	(10)	(60)	(117)
Income tax	(9,874)	(13,204)	(23,940)	(26,981)
Interest expense	(4,114)	(1,149)	(12,477)	(3,541)
Depreciation and amortization	(13,073)	(9,028)	(39,241)	(26,072)

Net income	$27,875	$20,963	$50,456	$42,315

(a)
Corporate initiatives for the three and nine months ended July 2011 includes the integration costs associated with The Linc Group (TLG). Corporate initiatives for the nine months ended July 2010 includes: (i) costs associated with the implementation of a new payroll and human resources information system, (ii) the upgrade of the Company’s accounting system, (iii) the completion of the corporate move from San Francisco, and (iv) the integration costs associated with OneSource.

(Continued)
Reconciliation of Adjusted Income from Continuing Operations per Diluted
Share to Income from Continuing Operations per Diluted Share

	Three Months Ended July 31,		Nine Months Ended July 31,
	2011	2010	2011	2010

Adjusted income from continuing operations per diluted share	$0.51	$0.42	$1.01	$0.91

Items impacting comparability, net of taxes	—	(0.02)	(0.08)	(0.11)

Income from continuing operations per diluted share	$0.51	$0.40	$0.93	$0.80

Diluted shares	54,201	52,996	54,084	52,754

ABM Industries Incorporated and Subsidiaries
Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to
Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2011

	Year Ending October 31, 2011
	Low Estimate	High Estimate
	(per diluted share)

Adjusted income from continuing operations per diluted share	$1.32	$1.42

Adjustments to income from continuing operations (a)	(0.09)	(0.09)

Income from continuing operations per diluted share	$1.23	$1.33

(a)
Adjustments to income from continuing operations are expected to include transaction and integration costs associated with the acquisition of The Linc Group (TLG) and other unique items impacting comparability.